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                                                                    EXHIBIT 10.2

                         TOLLGRADE COMMUNICATIONS, INC.
                   1995 Long-Term Incentive Compensation Plan
                        (AS AMENDED THROUGH MAY 3, 2001)

         ARTICLE 1.  ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. Tollgrade Communications, Inc., a Pennsylvania corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tollgrade Communications, Inc. Long-Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

                  Subject to approval by the Company's stockholders, the Plan shall become effective as of November 15, 1995 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

                  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

1.3 DURATION OF THE PLAN. The Plan was adopted by the Board of Directors on October 16, 1995, subject to approval by the Company's stockholders, and shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to
         Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after October 15, 2005.

         ARTICLE 2.  DEFINITIONS

WHENEVER USED IN THE PLAN, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH BELOW, AND WHEN THE MEANING IS INTENDED, THE INITIAL LETTER OF THE WORD SHALL BE
CAPITALIZED:

2.1 "APPROPRIATE ADMINISTRATOR" means, in the case of any Awards to Employees, the Committee, and in the case of any Awards to Nonemployee Directors, the Board.

2.2 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.3 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4 "BENEFICIAL OWNER" OR "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

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2.5      "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the
         Company.

2.6 "CAUSE" shall mean with respect to the termination of an Employee's employment, unless otherwise determined by the Committee at the time of the grant of the Award (i) in the case where there is no employment agreement, change of control agreement or similar agreement in effect between the Employee and the Company at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" or words of like import), termination due to an Employee's dishonesty, fraud, conviction of a felony, insubordination, willful misconduct, refusal to perform services, or unsatisfactory performance of his or her duties for the Company as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Employee and the Company at the time of the grant of the Award that defines "cause" (or words of like import), as defined under such agreement.



2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) if the Board, by a majority vote, agrees that a Change in Control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the Persons who own an interest in the Company on the Effective Date (the "Current Owners") (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity.

                  Regardless of the Board's vote, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:

         (a) Any Person (other than the Person in control of the Company as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

         (b)  The stockholders of the Company approve:

             (i)  A plan of complete liquidation of the Company; or

             (ii) An agreement for the sale or disposition of all or
                  substantially all of the Company's assets (other than one in which in the stockholders of the Company, as determined immediately prior to such transaction, hold, directly or indirectly, as determined immediately following such transaction, a majority of the voting power of each surviving, resulting or acquiring corporation which, immediately following such transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction); or

             (iii)A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or

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                  such surviving entity) outstanding immediately after such
                  merger, consolidation, or reorganization.

             However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group, which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

2.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.9 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.10 "COMPANY" means Tollgrade Communications, Inc., a Pennsylvania corporation, and any successor thereto as provided in Article 18 herein.

2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

2.12     "EFFECTIVE DATE" shall have the meaning ascribed to such term in
         Section 1.1 hereof.

2.13 "EMPLOYEE" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 "FAIR MARKET VALUE" shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the
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         Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this
         Section 2.15. If the fair market value of the Common Stock cannot be determined on any basis previously set forth in this Section 2.15 for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.16 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.17 "INCENTIVE STOCK OPTION" OR "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
         Section 422.

2.18 "INSIDER" shall mean an individual who, immediately prior to the grant of any Award, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. For purposes of this Section 2.18, an individual (i) shall be considered as owning not only Shares of stock owned individually but also all Shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by whole or half blood) of such individual and (ii) shall be considered as owning proportionately any Shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary.

2.19 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.20 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

2.21 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 "PARTICIPANT" means an Employee or a Nonemployee Director who has outstanding an Award granted under the Plan.

2.25 PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.26 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

2.27 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

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2.28     "PERIOD OF RESTRICTION" means the period during which the transfer of
         Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Appropriate Administrator, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.29 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.30     "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
         Article 8 herein.

2.31 "RETIREMENT" shall mean any voluntary termination of employment by an Employee following the attainment of age 65.

2.32     "SHARES" means the shares of Common Stock of the Company.

2.33 "STOCK APPRECIATION RIGHT" OR "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.34 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a share is purchased under the Option, the Tandem SAR shall similarly be canceled).

                  Article 3.  Administration

3.1 THE COMMITTEE. Except as set forth in Section 3.5 below, the Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two
         (2) Directors who (i) are "non-employee" directors and otherwise meet the "disinterested administration" rules of Rule 16b-3 under the Exchange Act and (ii) are "outside directors" under Section 162(m)(4)(C) of the Code, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 AUTHORITY OF THE COMMITTEE. Except as set forth in Section 3.4 below, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to grant Options (with or without SARs) and to award Restricted Stock, Performance Shares and Performance Units as described herein and to determine the Employees to whom any such Award shall be made and the number of Shares to be covered thereby; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; and establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award except for Incentive Stock Options to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law the Committee may delegate its authority as identified herein.

3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be

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         final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4 NON-COMPETITION. If a grantee of an Option, Restricted Stock, Performance Units or Performance Shares (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company to cease doing business with the Company or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Company or (iii) solicits any employee of the Company to leave the employment thereof or in any way interferes with the relationship of such employee with the Company, the Appropriate Administrator, in its discretion, may immediately terminate all outstanding Options held by the grantee, declare forfeited all Restricted Stock held by the grantee as to which the restrictions have not yet lapsed and/or immediately cancel any award of Performance Units or Performance Shares. Whether a grantee has engaged in any of the activities referred to in the preceding sentence which would cause the outstanding Options to be terminated, and/or the Restricted Stock to be forfeited and/or any award of Performance Units or Performance Shares to be cancelled shall be determined, in its discretion, by the Appropriate Administrator, and any such determination by the Appropriate Administrator shall be final and binding.

3.5 GRANTS TO NONEMPLOYEE DIRECTORS. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall grant Nonqualified Stock Options (with or without SARs) and award Restricted Stock, Performance Shares and Performance Units, and otherwise exercise the same authority as the Committee as described in Section 3.2 above, with respect to Nonemployee Directors.

         ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 2,485,000; provided however, that, of that total, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein, shall be 300,000.

         The following rules shall apply to grants of such Awards under the
         Plan:

         (a) The maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award held by any one Named Executive Officer shall be 200,000 during any calendar year of the term of the Plan;

         (b) The maximum aggregate cash payout received during any fiscal year by any one Named Executive Officer with respect to Awards granted shall be $1 million.

4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of

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         the Company, such adjustment shall be made in the number and class of
         Shares which may be delivered under Section 4.1 and as to the number of Shares which may be awarded under the Plan to any Named Executive Officer during the term of the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

         ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company (including, but not limited to, Employees who are members of the Board, covered employees as defined in Section 162(m)(3) of the Code, or any successor provision) and all Nonemployee Directors of the Company.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award and the Board may, from time to time, select from all eligible Nonemployee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

         ARTICLE 6.  STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Committee may grant Incentive Stock Options or Nonqualified Stock Options or both types of Options (but not in tandem) to Employees and the Board may grant Nonqualified Stock Options to Nonemployee Directors in such number, and upon such terms, and at any time and from time to time as shall be determined by the Appropriate Administrator.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Appropriate Administrator shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 OPTION PRICE. The Option Price at which each Option may be exercised shall be no less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the Option on the date of grant, except that in the case of an Incentive Stock Option granted to an Insider, the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 6.3, the fair market value of the Common Stock shall be as determined in Section 2.15

6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Appropriate Administrator shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of ten years (five years in the case of an Incentive Stock Option granted to an Insider) from the date of grant.

6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Appropriate Administrator shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding any other provision contained in the Plan or in any Award Agreement referred to in Section 2.3, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this paragraph, the aggregate fair market value, determined as provided in Section 2.15 on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all plans of the corporation employing such

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         Employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the limitation set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such limitation and, in such event, the exercise dates of the Incentive Stock Options with the lowest Option Prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 limitation set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonqualified Stock Options.

  6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

                  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash in United States dollars (including check, bank draft or money order), or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b).

                  The Company will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, unless the Appropriate Administrator, in its discretion, shall otherwise determine at the time of grant in the case of an Incentive Stock Option, or at any time in the case of a Nonqualified Stock Option, the exercise of the Option shall not be deemed to occur and no Shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Option Price in full.

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Appropriate Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 TERMINATION OF EMPLOYMENT. Subject to the provisions of Section 6.5 in the case of Incentive Stock Options, unless the Committee, in its discretion, shall otherwise determine:

             (i) If the employment of an Employee who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Company or an Employee retires under any retirement plan of the Company, any outstanding Incentive Stock Option held by such Employee shall be exercisable by the Employee (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Incentive Stock Option or within three months after the date of termination of employment, whichever is the shorter period;

             (ii) If the employment of an Employee who is not a Disabled Grantee is voluntarily terminated with the consent of the Company or an Employee retires under any retirement plan of the Company, any outstanding Nonqualified Stock Option held by such Employee shall be exercisable by the Employee (but only to the extent

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                  exercisable by the Employee immediately prior to the
                  termination of employment) at any time prior to the expiration date of such Nonqualified Stock Option or within one year after the date of termination of employment, whichever is the shorter period;

            (iii) If the employment of an Employee who is a Disabled Grantee is voluntarily terminated with the consent of the Company, any outstanding Option held by such Employee shall be exercisable by the Employee in full (whether or not so exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period;

            (iv) Following the death of an Employee during employment, any outstanding Option held by the Employee at the time of death shall be exercisable in full (whether or not so exercisable by the Employee immediately prior to the death of the Employee) by the person entitled to do so under the Will of the Employee, or, if the Employee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Employee at any time prior to the expiration date of such stock option or within one year after the date of death of the Employee, whichever is the shorter period;

            (v) Following the death of an Employee after termination of employment during a period when an Option is exercisable, the Option shall be exercisable by such person entitled to do so under the Will of the Employee by such legal representative (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period;

            (vi) Unless the exercise period of a stock option following termination of employment has been extended as provided in
                  Section 14.1, if the employment of an Employee terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all outstanding Options held by the Employee at the time of such termination of employment shall automatically terminate. provided, however, that if the employment of an Employee is involuntarily terminated by the Company without Cause, any Option held by such Employee at the time of such termination that was granted to Employee on or after May 3, 2001, shall be exercisable by the Employee (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period. Whether termination of employment is a voluntary termination with the consent of the Company or an involuntary termination with or without cause shall be determined, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

6.9 TERMINATION OF BOARD SERVICE. Unless the Board, in its discretion, shall otherwise determine:

             (i) If a Nonemployee Director ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option held by such Nonemployee Director shall be exercisable by the Nonemployee Director (but only to the extent exercisable by the Nonemployee Director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within one year after the date the Nonemployee Director ceases to be a Director, whichever is the shorter period;

            (ii) If during his or her term of office as a Director a Nonemployee Director resigns from the Board (which shall not include not standing for reelection at the end of his or her then current term) or is removed from office for cause, any then outstanding stock option held by such Nonemployee Director shall be exercisable by the Nonemployee Director (but only to the extent exercisable by the Nonemployee Director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period;

            (iii) Following the death of a Nonemployee Director during service as a Director of the Company, any outstanding stock option held by the Nonemployee Director at the time of death (whether or not exercisable by the Nonemployee Director immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the Nonemployee Director, or, if the Nonemployee Director shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Nonemployee Director, at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

             (iv) Following the death of a Nonemployee Director after ceasing to be a Director, any outstanding stock option held by such Nonemployee Director at the time of death shall be exercisable (but only to the extent exercisable by the Nonemployee Director immediately prior to death) by such person entitled to do so under the Will of the Nonemployee Director or by such legal representative at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

                  Interpretation of the foregoing shall be done by the Board and any determination by the Board shall be final and binding.

6.10 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or if the Participant dies intestate by the laws of descent and distribution of the state of domicile of the Participant at the time of death. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.


         ARTICLE 7.  STOCK APPRECIATION RIGHTS

7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Appropriate Administrator, provided however that any SAR granted in conjunction with an Incentive Stock Option may only be granted at the time the related Incentive Stock Option is granted. The Appropriate Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

                  The Appropriate Administrator shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

                  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option, as provided in Section 6.3.

7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

                  Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an
         ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Appropriate Administrator, in its sole discretion, imposes upon them.

7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Appropriate Administrator shall determine.

7.5 TERM OF SARS. Except as otherwise provided in Section 7.2 in the case of a Tandem SAR granted in conjunction with an ISO, the term of an SAR granted under the Plan shall be determined by the Appropriate Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

         (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Appropriate Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Appropriate Administrator may impose such conditions on exercise of an SAR as may be required to satisfy the requirements of
         Section 16 of the Exchange Act (or any successor rule).

7.8 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and/or its Subsidiaries or the Participant's termination of Board Service, as the case may be. Such provisions shall be determined in the sole discretion of the Appropriate Administrator, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of such employment or service.

7.9 NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or, if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8.  RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Appropriate Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Appropriate Administrator shall determine.

8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Appropriate Administrator shall determine.

8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Appropriate Administrator and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Appropriate Administrator in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 OTHER RESTRICTIONS. Subject to Article 11 herein, the Appropriate Administrator shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

                The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

                Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Appropriate Administrator may apply any restrictions to the dividends that the Appropriate Administrator deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

                  In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.7 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company or service on the Board, as the case may be. Such provisions shall be determined in the sole discretion of the Appropriate Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of such employment or service; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or disability the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.

         ARTICLE 9.  PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Appropriate Administrator.

9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Appropriate Administrator at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Appropriate Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum within seventy-five (75) calendar days following the close of the applicable Performance Period. Subject to the terms of this Plan, the Appropriate Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Appropriate Administrator.

                  At the discretion of the Appropriate Administrator, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein). In addition, Participants may, at the discretion of the Appropriate Administrator, be entitled to exercise their voting rights with respect to such Shares.

9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. Unless determined otherwise by the Appropriate Administrator and set forth in the Participant's Award Agreement, in the event the employment or the Board service of a Participant is terminated by reason of death, disability, or Retirement during a Performance Period, the

         Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Appropriate Administrator in its discretion.

                  Payment of earned Performance Units/Shares shall be made at a time specified by the Appropriate Administrator in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.6 TERMINATION OF EMPLOYMENT OR BOARD SERVICE FOR OTHER REASONS. In the event that a Participant's employment or Board service terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Appropriate Administrator, as set forth in the Participant's Award Agreement.

9.7 NONTRANSFERABILITY. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or if the grantee dies intestate by the laws of descent and distribution of the state of domicile of the grantee at the time of death. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

         ARTICLE 10.  PERFORMANCE MEASURES

Unless and until the Appropriate Administrator proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

         (a) Revenues of the Company or any specified division;

         (b) Percentage increase over a specified period in revenues of the Company or any specified division;

         (c) Expenses or any designated category of expenses of the Company or any specified division;

         (d) Percentage decrease over a specified period in expenses or any designated category of expenses of the Company or any specified division;

         (e) Pretax or after-tax income of the Company or any specified division; and

         (f) Percentage increase over a specified period in pretax or after-tax income of the Company or any specified division.

The Appropriate Administrator shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit the Appropriate Administrator discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Appropriate Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Appropriate Administrator determines that it is advisable to grant Awards, which shall not qualify for the Performance-Based Exception, the Appropriate Administrator may make such grants without satisfying the requirements of Code Section 162(m).

         ARTICLE 11.  BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         ARTICLE 12.  DEFERRALS

The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Appropriate Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         ARTICLE 13.  RIGHTS OF EMPLOYEES AND NONEMPLOYEE DIRECTORS

13.1 EMPLOYMENT AND BOARD SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, nor shall it confer any right to a person to continue as a Director of the Company or interfere in any way with the rights of shareholders of the Company or the Board to elect and remove Directors.

13.2 PARTICIPATION. No Employee or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

         ARTICLE 14.  CHANGE IN CONTROL

14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

         (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

         (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

         (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control an amount equal to one hundred percent (100%) of all targeted cash payout opportunities associated with outstanding cash-based Awards; and

         (d) Subject to Article 15 herein, the Appropriate Administrator shall have the authority to make any modifications to the Awards as determined by the Appropriate Administrator to be appropriate before the effective date of the Change in Control.

14.2 ACCELERATION OF AWARD VESTING. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Appropriate Administrator, in its sole and exclusive discretion, shall have the power at any time to accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested, except that the Appropriate Administrator shall not have the authority to accelerate any Award that would otherwise qualify for the Performance-Based Exception in any manner that would cause the Award to fail to qualify as such.

14.3 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.



         ARTICLE 15.  AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

15.4 COMPLIANCE WITH CODE SECTION 162(M). Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code
         Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

         ARTICLE 16.  WITHHOLDING

16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require an Employee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the action. All such elections shall be irrevocable, made in writing, signed by the Employee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17.  INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18.  SUCCESSOR

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         ARTICLE 19.  LEGAL CONSTRUCTION

19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 20. REQUIREMENTS OF LAW.

The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

ARTICLE 21. SECURITIES LAW COMPLIANCE.

With respect to (i) a Director of the Company, (ii) an executive officer of the Company or other person who is required to file reports pursuant to the rules promulgated under Section 16 of the Exchange Act and (iii) Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Appropriate Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Appropriate Administrator.

ARTICLE 22.  GOVERNING LAW.

To the extent not preempted by Federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


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